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                                                                    Exhibit 99.2


                                  NEWS RELEASE
                                  ------------

                                  Contacts:

                                  Jean-Marie Vogel
                                  Chairman
                                  (508) 357-7535

                                  John M. Carnuccio
                                  President and Chief Executive Officer
                                  (508) 357-7508

                                  Philip V. Holberton
                                  Chief Financial Officer
                                  (508) 357-7608

           BIOSPHERE MEDICAL NAMES FORMER BOSTON SCIENTIFIC EXECUTIVE
                              TO HEAD NEW COMPANY

MARLBOROUGH, Mass., May 18, 1999 - BioSphere Medical, Inc. (OTC Bulletin Board:
BSMD) today announced the appointment of John M. Carnuccio as president and chief executive officer succeeding Jean-Marie Vogel, who will continue to serve as chairman of the board of directors.

In commenting on this change, Mr. Vogel said, "Yesterday we announced the sale of our business, the change of our name from Biosepra to BioSphere Medical, and the investment of the proceeds from the sale into Biosphere Medical's new medical device business. We have named John M. Carnuccio, an experienced and respected executive, to the position of president and CEO. His track record as vice president and general manager of the Microvasive Urology Division of Boston Scientific demonstrates that he knows how to launch and grow a medical device business."

Mr. Carnuccio said, "This is an exciting opportunity for me. It gives me the chance to bring a powerful technology to the needs of a new market I know well and, in the process, create value for our shareholders. We will initially focus our microsphere technology on the embolization market, with a strategic focus on treating uterine fibroids. Our Embosphere* Microspheres product, already on the market in Europe, is used for treating arteriovenous malformations, hypervascularized tumors and hemostasis. We are building on that clinical experience as a basis for seeking approval to market the product in the U.S."







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He continued, "In the case of uterine fibroids, the standard of care for these tumors is surgery, often involving hysterectomies. Each year, an estimated 180,000-200,000 such procedures are performed in the U.S. alone. Worldwide, the market for uterine fibroid embolization is much larger." Mr. Carnuccio added, "Embosphere Microspheres is a technology platform that has other potential medical applications. We are currently exploring several of these."

Mr. Carnuccio concluded, "As I take up my new responsibility, it's comforting to have an experienced staff, a solid financial foundation and a strong board of directors headed by Jean-Marie Vogel, the architect of this strategic metamorphosis."

This press release contains forward-looking statements that involve risks and uncertainties. Among the important factors that could cause actual events to differ materially from those indicated by forward-looking statements in this release are the failure of the Company to achieve or maintain necessary regulatory approvals, either in the United States or internationally, with respect to the manufacture and sale of its products, to successfully develop and commercialize the Embosphere(R) technology for uterine fibroid embolization and other applications, to provide patent and other proprietary protection for the Company's products and to garner the necessary U.S. regulatory approvals for such technology; the absence of, or delays and cancellations of, product orders; the delay in the introduction of new products; competitive pressures; the inability of the Company to raise additional funds, if needed, to finance the development, marketing and sale of its products; general economic conditions; as well as those risk factors detailed in the periodic reports filed by the Company with the Securities and Exchange Commission.



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